Exhibit 3.1.4

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “BALLANTYNE OF OMAHA, INC.”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “BALLANTYNE STRONG, INC.”, THE TWENTY—SIXTH DAY OF MAY, A.D. 2009, AT 12 O’CLOCK P.M.

2511515 8320
/s/ Jeffrey W. Bullock
09061300	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7351536
You may verify this certificate online at corp. delaware.gov/authver.shtml	DATE: 06-09-09

State of Delaware

Secretary of State

Division of Corporations
Delivered 12:00 PM 05/26/2009

FILED 12:00 PM 05/26/2009
SRV 090529711 - 2511515 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Ballantyne of Omaha, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered, “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is Ballantyne Strong, Inc. (hereinafter referred to as the “Corporation”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20th day of May, 2009.

By:	/s/ John P. Wilmers
Authorized Officer

Title:	President

Name:	John P. Wilmers
Print or Type